UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2020

COVETRUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38794	83-1448706
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7 Custom House Street

Portland, ME 04101

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (888) 280-2221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CVET	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On May 19, 2020, Covetrus, Inc. (the “Company”) issued 250,000 shares of its 7.50% Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), to CD&R VFC Holdings, L.P. (the “Purchaser”), an affiliate of Clayton, Dubilier & Rice, LLC, in a private placement exempt from the registration requirements of the Securities Exchange Act of 1933, as amended (the “Securities Act”), for aggregate gross proceeds to the Company of $250 million (such transaction, the “Private Placement”). The Private Placement was effected pursuant to that certain Investment Agreement, dated as of April 30, 2020, between the Company and the Purchaser (the “Investment Agreement”).

The terms of the Series A Preferred Stock are set forth in the Certificate of Designation, Preferences and Rights for the Series A Preferred Stock (the “Certificate of Designations”), which was filed with the Secretary of State of the State of Delaware on May 19, 2020.

Ranking and Liquidation Rights

The Series A Preferred Stock ranks senior to the Company’s common stock, par value $0.01 per share (the “Common Stock”) with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Series A Preferred Stock has a liquidation preference of $1,000 per share.

Dividends

Holders of Series A Preferred Stock are entitled to a cumulative dividend at the rate of 7.50% per annum, payable quarterly in arrears. Dividends may be paid in cash or accrue in accordance with the terms of the Certificate of Designations. Holders of Series A Preferred Stock are also entitled to participate in dividends paid on the Common Stock on an as-converted basis.

Conversion Rights

Each share of Series A Preferred Stock is convertible at the option of the holders at any time into a number of shares of Common Stock equal to the quotient of (a) the sum of the liquidation preference and the accrued but unpaid dividends with respect to such share as of the applicable conversion date, divided by (b) an initial conversion price of $11.10, subject to certain anti-dilution adjustments. However, unless certain stockholder approval is obtained, no holder may convert any share of Series A Preferred Stock if the conversion of such share would result in such holder beneficially owning more than 19.99% of the then-outstanding stockholder voting power of the Company.

Subject to certain restrictions, the Company may, at its option, require the conversion of all (but not less than all) of the outstanding shares of Series A Preferred Stock into the relevant number of shares of Common Stock if either (i) the Consolidated EBITDA (as defined in the Certificate of Designations) of the Company and its consolidated subsidiaries exceeds $300 million for two consecutive 12-month periods and the Company’s Consolidated Net Total Leverage Ratio (as defined in the Certificate of Designations) as of the last day of such two consecutive 12-month periods does not exceed 4:00:1:00, or (ii) the volume-weighted average price of the Common Stock exceeds the product of (x) the Mandatory Conversion Threshold Price Percentage (as defined in the Certificate of Designations) and (y) the then-applicable conversion price on each of at least twenty trading days (whether or not consecutive) in a period of thirty consecutive trading days.

Voting Rights

Holders of Series A Preferred Stock are entitled to vote with the holders of the Common Stock on an as-converted basis. However, unless certain stockholder approval is obtained, the Purchaser and certain of its affiliates (the “Investor Parties”) that hold shares of Series A Preferred Stock will not be entitled to any voting rights in respect of their shares of Series A Preferred Stock at any stockholders’ meeting or in any written consent of stockholders, in each case to the extent, and only to the extent, that such Investor Parties would have the right to a number of votes in respect of such Investor Parties’ shares of Common Stock, preferred stock or other capital stock of the Company in excess of 19.99% of the then-outstanding stockholder voting power of the Company.

Change of Control Repurchase

Upon certain change of control events involving the Company, holders of Series A Preferred Stock can require the Company to repurchase all or any portion of the Series A Preferred Stock at an amount in cash equal to 101% of the liquidation preference thereof plus all accrued but unpaid dividends. The Company will have the right, upon certain change of control events involving the Company, to redeem the Series A Preferred Stock in an amount in cash equal to the liquidation preference as of the date of redemption, plus all accrued but unpaid dividends as of the date of redemption, plus, if the applicable redemption date is prior to the fifth anniversary of the date of issuance of such share, the amount equal to the net present value (computed using a discount rate equal to the Treasury Rate (as defined in the Certificate of Designations)) of the sum of all dividends that would otherwise be payable on such shares of Series A Preferred Stock on and after the applicable change of control purchase date to and including the fifth anniversary of said issue date and assuming such dividends were paid in cash.

The foregoing description of the Certificate of Designations does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Designations, which is attached hereto as Exhibit 3.1 and is incorporated into this Explanatory Note by reference.

Item 1.01. Entry into a Material Definitive Agreement.

Registration Rights Agreement

In accordance with the terms of the Investment Agreement, on May 19, 2020, the Purchaser and the Company entered into that certain Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company granted the Purchaser and certain permitted transferees customary registration rights with respect to (a) shares of Common Stock that may be issued upon conversion of the Series A Preferred Stock and (b) shares of Common Stock held directly by the Purchaser as of May 19, 2020. The Registration Rights Agreement contains customary terms and conditions, including certain customary indemnification obligations.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in the Explanatory Note is incorporated herein by reference. The Private Placement was undertaken in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.

Item 3.03. Material Modification to Rights of Security Holders.

The information contained in the Explanatory Note regarding the terms of the Series A Preferred Stock is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 19, 2020, the Company filed the Certificate of Designations to its Amended and Restated Certificate of Incorporation for the Series A Preferred Stock with the Secretary of State of the State of Delaware, effective on the date of filing. The information contained in the Explanatory Note regarding the terms of the Series A Preferred Stock is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached with this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Certificate of Designations Classifying Series A Convertible Preferred Stock.

10.1	Registration Rights Agreement, dated as of May 19, 2020, by and between Covetrus, Inc. and CD&R VFC Holdings, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Covetrus, Inc.

By:	/s/ Benjamin Wolin
Name: Benjamin Wolin
Title: Chief Executive Officer

Date: May 19, 2020

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